Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Protalix Biotherapeutics, Inc. of our report dated March 6, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Protalix BioTherapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

Tel-Aviv, Israel June 8, 2018	/S/ Kesselman & Kesselman Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il